UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 27, 2025
BOXLIGHT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-37564	36-4794936
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Ste. 900
Duluth, Georgia 30097
(Address Of Principal Executive Offices) (Zip Code)
678-367-0809
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or formed address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Results of Operations and Financial Condition.
On May 27, 2025, Boxlight Corporation, a Nevada corporation (the “Company”), entered into an Inventory Finance Agreement (the “Agreement”) with J.J. ASTOR & CO., a Utah corporation ("J.J ASTOR”). Michael Pope, a current director of the Company and its former chairman, president and chief executive officer, is the chief executive officer of J.J ASTOR. J.J ASTOR is beneficially owned, directly or indirectly, by a private investment fund managed by Mr. Pope.

Under the Agreement, the Company may finance 80% of the purchase of certain finished goods inventory from one of the Company’s manufacturers and suppliers of such inventory up to an aggregate outstanding amount of $6 million. The term of the Agreement is one year. Each advance under the Agreement is payable by the Company within 90 days at a rate of $1.0535 per $0.80 advanced by J.J ASTOR. Any failure by the Company to make a payment in full when due under the Agreement constitutes an event of default. In the event of such default by the Company, the aggregate outstanding balance owing to J.J ASTOR is automatically increased by 10% and begins to accrue interest at the rate of 19% per annum, compounded daily.

The description of the Agreement set forth in this Item 2.03 is not complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed, with any confidential terms redacted, as an exhibit to the Company’s next periodic report filed with the Securities & Exchange Commission.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXLIGHT CORPORATION

Dated:	June 4, 2025
By: /s/ Greg Wiggins
Name: Greg Wiggins
Title: Chief Financial Officer